SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 12, 2002

DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other Jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3300 Enterprise Parkway, Beachwood, Ohio 44122

Registrant’s telephone number, including area code	(216) 755-5500

N/A (Former name of former address, if changed since last report)

Item 5. Other Events

     In February 2002, the Company sold 1.7 million registered common shares to Cohen & Steers Quality Income Realty Fund, Inc. The net cash proceeds of approximately $33 million from this offering were used to reduce the outstanding balance on the Company’s unsecured line of credit. Accordingly, the Company is including the placement agency agreement as Exhibit 1 of this Form 8-K.

     The Company filed a preliminary prospectus supplement on March 12, 2002 in connection with an offering of preferred shares that includes the Calculation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends. The calculation is included as Exhibit 12 of this Form 8-K

Item 7. Financial Statements, ProForma Financial Information and Exhibits

Exhibit 1 -	Placement Agency Agreement, dated February 25, 2002, between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Exhibit 12 -	Calculation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

Date March 12, 2002	/s/ William H. Schafer William H. Schafer Senior Vice President and Chief Financial Officer